                 MYLAN LABORATORIES INC.
        1030 CENTURY BUILDING 130 SEVENTH STREET
               PITTSBURGH, PENNSYLVANIA 15222

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     JUNE 29, 1994

To The Shareholders of Mylan Laboratories Inc.

  An annual meeting of shareholders of Mylan Laboratories Inc. will be held at the LAKEVIEW RESORT & CONFERENCE CENTER, Morgantown, West Virginia, on Wednesday, June 29, 1994 at 10:30 a.m. for the following purposes:

    1. To elect seven directors to serve until the next annual meeting of shareholders and until their respective successors shall have been elected and shall have qualified.

    2. To elect independent auditors of the Company for the fiscal year ending March 31, 1995.

    3. To transact such other business as may properly come before the meeting.

  Shareholders of record at the close of business on April 30, 1994 are entitled to notice of and to vote at the meeting.

  All shareholders, whether or not they expect to be present in person, are requested to sign, date and return the enclosed proxy in the accompanying envelope as promptly as possible.

  SHAREHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED RESERVATION CARD BY JUNE 15, 1994.


                                     By Order of the Board of Directors

                                     Robert W. Smiley, Secretary

May 18, 1994
Pittsburgh, Pennsylvania

                         MYLAN LABORATORIES INC.
                1030 CENTURY BUILDING 130 SEVENTH STREET
                   PITTSBURGH, PENNSYLVANIA 15222

                        -------------------------
                            PROXY STATEMENT
                        -------------------------

              ANNUAL MEETING OF SHAREHOLDERS JUNE 29, 1994

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mylan Laboratories Inc., a Pennsylvania corporation (the "Company"), for an annual meeting of shareholders to be held on June 29, 1994. The approximate date on which this proxy statement and proxy are being sent to shareholders of the Company is May 20,1994.

  The shares represented by each properly executed proxy, in the form enclosed and received by the Company will be voted as specified thereon by the shareholder, and such shares will be voted FOR the nominees named and proposals described below if no such specification is made. Any proxy given by a shareholder may be revoked in writing at any time prior to its exercise, but the revocation of the proxy shall not be effective until notice thereof has been received by the Secretary of the Company. Abstentions and broker non-votes will be included in determining the number of shares present and entitled to vote at the meeting but will not be considered to be voted for any proposal. Because the election of directors is based on a plurality and the election of auditors on a majority of the votes cast, abstentions and broker non-votes will not affect the outcome of those matters.

  References herein to "fiscal 1994" mean the Company's fiscal year ended March 31, 1994.

                VOTING SECURITIES AND RECORD DATE

  Persons who as of the close of business on April 30, 1994 held of record shares of the Company's common stock, par value $.50 per share ("Common Stock"), are entitled to notice of and to vote at the annual meeting. As of such date, there were 79,213,013 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote per share and do not have cumulative voting rights in the election of directors.

  See "Security Ownership" herein for information with respect to the share ownership of the directors of the Company.

                           ELECTION OF DIRECTORS

  Directors are elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualify. Proxies received in the accompanying form will be voted for the election to the Board of Directors of the seven nominees listed below except in such instance that authority to vote for any of the nominees is withheld. The seven nominees receiving the highest number of votes shall be elected. Each of the nominees has consented to serve as a director if elected. If for any reason any nominee named below is not a candidate (which is not expected) when the election occurs, the proxies will be voted for such substituted nominee as may be determined by the Board of Directors. Information concerning the nominees, all of whom are presently members of the Board of Directors, is set forth below.

                                                                     DIRECTOR
NAME                      PRINCIPAL OCCUPATION            AGE        SINCE
- - ----                      --------------------            ---        --------
Milan Puskar              Chairman of the Board
                          C.E.O and President of
                          the Company                     59         1976

Dana G. Barnett           Executive Vice President
                          of the Company                  53         1982

Laurence S. DeLynn        Retail Consultant               69         1975

John C. Gaisford, M.D.    Director of Burn
                          Research West Penn
                          Hospital                        78         1993

Richard A. Graciano       Partner in Graciano
                          Enterprises, a construction
                          and development company         71         1966

Robert W. Smiley, Esq.    Senior Counsel to the Law
                          firm of Doepken Keevican
                          Weiss & Medved
                          Professional Corporation;
                          Secretary of the Company        72         1972

C.B. Todd                 Senior Vice President
                          of the Company                  60         1993



  Mr. Puskar was employed by the manufacturing subsidiary of the Company from 1961 to 1972 and served in various positions, including Secretary-Treasurer, Executive Vice President and a member of the Board of Directors. From 1972 to 1975, Mr. Puskar served as Vice President and General Manager of the Cincinnati division of ICN Pharmaceuticals Inc. In addition, he has served as partner of several pharmaceutical firms in foreign countries and is currently a director of Huntington National Bank, West Virginia. Mr. Puskar has served as President of the Company since 1976 and as Vice Chairman of the Board since 1980. He was elected Chairman of the Board and C.E.O. on November 9, 1993.

  Mr. Barnett has been a Vice President of the Company since 1974. His principal occupation since 1966 has been in various management positions with the manufacturing subsidiary of the Company. His responsibilities have covered production, quality control and product development. He became Senior Vice President in 1978 and Executive Vice President in 1987. Since June of 1991, he also serves as President and Chief Executive Officer of Somerset Pharmaceuticals, Inc., a joint-venture subsidiary of the Company.

  Mr. Todd has been employed by the Company since 1970. Prior to assuming his present position in October, 1987 as Senior Vice President, Mr. Todd served as Vice President-Quality Control. He also serves as President of Mylan Pharmaceuticals Inc., a subsidiary of the Company.

  Messrs. DeLynn, Gaisford and Graciano have been engaged for more than the past five years in the principal occupations set forth in the table above. Mr. Smiley joined the law firm of Doepken Keevican Weiss & Medved Professional Corporation in October, 1992. Previously, he was a partner of Smiley, McGinty & Steger for more than the five previous years. Mr. DeLynn is currently a Director of One Valley Bank, Morgantown, West Virginia.

  The Board of Directors has established an Executive Committee,an Audit Committee, an Executive Bonus Committee, a Stock Option Committee and certain other committees. The Company does not have a nominating committee. The Executive Committee, which met formally and informally on numerous occasions during fiscal 1994, is composed of Messrs. Puskar, Barnett, Todd and Smiley of the Board of Directors of the Company. The Audit Committee, which met twice during the fiscal year, reviews the preparations for and scope of the annual audit of the Company's financial statements, reviews drafts of such statements, makes recommendations as to the retention of independent auditors and as to their fees, and performs such other duties relative to the financial statements of the Company and other matters as the Board of Directors may assign from time to time. The Audit Committee is composed of Messrs. DeLynn, Gaisford and Graciano. The Executive Bonus Committee, which met twice during the fiscal year, reviews the recommendations of management as to bonuses for the officers of the Company and reports its conclusions to the Board of Directors. The Executive Bonus Committee is composed of Messrs. DeLynn and Smiley. The Stock Option Committee, which met twice during the fiscal year, administers and grants stock options under the Company's 1986 Incentive Stock Option Plan and the 1992 Nonemployee Directors Plan. The Stock Option Committee is composed of Messrs. Puskar, Todd and Smiley. The Board of Directors met five times during fiscal 1994.

  SECTION 16(A) COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership of the Company's equity securities (and derivative securities) and changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange and to provide copies of those filings to the Company. Based solely upon a review of such reports and certain written representations, the Company believes that its directors and executive officers are in compliance with their respective Section 16(a) filing requirements.

COMPENSATION OF DIRECTORS

  The Company presently has seven directors, three of whom (Messrs. Puskar,Barnett and Todd) are executive officers of the Company and do not receive any additional compensation for serving as directors of the Company. Mr. McKnight also did not receive any additional compensation for serving as director of the Company. Messrs. DeLynn and Graciano were each paid a director's fee of $25,500. Dr. Gaisford was paid a director's fee of $24,000 during the fiscal year 1994. Mr. Smiley received $43,500 as compensation during the fiscal year for services as a director and a member of the Executive, Executive Bonus and Stock Option Committees.

  During fiscal year 1994, the Company rented aircraft from Mackair, a venture in which Mr. Roy McKnight, formerly the Chairman of the Board and Chief Executive Officer of the Company, was the sole equity holder. After Mr. McKnight's death, the Company purchased those aircraft from Mackair. The rentals were on a "flight time" basis, and provided for aggregate rental payments of $659,283. The rentals and purchase were on terms to the Company no less favorable than could have been obtained from an unaffiliated third party.

                         EXECUTIVE COMPENSATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

  The Company's executive compensation policy is to provide compensation and benefit programs to enable it to attract and retain talented executives. Total compensation includes base salary, annual cash bonuses, long-term incentives and employee benefits. Guiding principles include offering competitive base salary and employee benefit packages compared to similarly capitalized companies with comparable operating results; annual cash bonuses based on individual contributions to financial results and strategic planning and long-term stock based incentives, helping to assure that management's interests are closely aligned with those of shareholders. The Company seeks to reward outstanding executive performance contributing to superior operating results and enhanced shareholder value.

  The Board of Directors administers the Company's executive compensation policy through its Executive Bonus Committee, its Stock Option Committee and its supervision of the determinations of the Company's senior executive officers on compensation matters. The base salary of the Chairman of the Board and the Chief Executive Officer of the Company is determined by the Board of Directors acting on the recommendations of its Executive Bonus Committee. The Executive Bonus Committee is composed of two outside directors(Messrs. DeLynn and Smiley). The Chief Executive Officer and President and Executive Vice President of the Company determine annually the base salaries to be paid to all other executive officers and the Chief Executive Officer and President determines annually the base salary to be paid to the Executive Vice President. Determinations made by these executive officers are reported to the Board at its next regular meeting.

  Annual cash bonuses are determined by action of the Board of Directors on recommendations made to it by its Executive Bonus Committee. Stock options may be granted to key employees of the Company as determined by the Stock Option Committee pursuant to the Company's 1986 Incentive Stock Option Plan, as amended. Stock options are also granted to nonemployee directors of the Company on a formula basis as provided by the 1992 Nonemployee Director Stock Option Plan. The Stock Option Committee is currently composed of Messrs. Puskar, Todd and Smiley. After compliance with new Rule 16b-3 becomes mandatory, each of the 1986 Incentive Stock Option Plan, as amended, and the 1992 Nonemployee Director Stock Option Plan will be administered by at least two members of the Company's Board of Directors, each of which must be a "disinterested person" within the meaning of new Rule 16b-3.

Report of 1994 Compensation of Executive Officers

  Salaries paid to executive officers were unchanged from fiscal 1993. The increased bonuses to individual executive officers reflect their increased contributions to the Company's operating results.

Report on 1994 Compensation of Chief Executive Officer and President

The compensation for the Company's Chief Executive Officer and President is set within the philosophy and policy identified above for all executive officers. Last year in setting the salary of the Chief Executive Officer and President of the Company, the Board of Directors considered the financial results and the benefits of certain strategic acquisitions in fiscal 1992 and compensation paid to the chief executive officers and presidents of comparable companies with comparable operating results.

The Board of Directors determined not to change the salary of the Chief Executive Officer and President and did not undertake any detailed comparison of the Company's operating results for any periods in making that determination. In so doing, the Board of Directors was mindful that in fiscal 1993, the Company's net sales, net earnings and shareholders' equity increased by $80,028,000; $30,507,000; and $92,520,000; respectively, and that the
Company's earnings per share increased from $.52 to $.92.

  The salary reported for Mr. McKnight reflects amounts paid through his death in November, 1993. The bonus paid to Mr. Puskar for fiscal 1994 returned to a level comparable with years previous to 1993 and is based upon the Company's fiscal 1994 operating results. In fiscal 1994, the Company's net sales, earnings and shareholders' equity increased by $39,809,000; $2,446,000 and $83,997,000; respectively, and the Company's earnings per share increased from $.92 to $.93 for fiscal 1994 in spite of increased competition and declining prices in the generic pharmaceutical industry, generally. The higher bonus paid to Mr. Puskar in fiscal 1993 included a special one time bonus to offset the federal income tax liability resulting from the exercise of stock options in that year.

  This report is submitted by the members of the Board of Directors:

Milan Puskar                    Dana G. Barnett          Laurence S. DeLynn
John C. Gaisford, M.D.          Richard A. Graciano      Robert W. Smiley,Esq.
C. B. Todd

  Deductibility of Certain Executive Compensation. Section 162(m) added to the federal Internal Revenue Code by the Omnibus Budget Reconciliation Act of 1993 (the "Act"), denies publicly held corporations a deduction for compensation in excess of $1 million per year paid or accrued with respect to certain executives in taxable years beginning on or after January 1,1994, except to the extent that such compensation qualifies for an exemption from that limitation. Exempt compensation includes only the following:
(a)performance-based compensation (provided that certain outside directors, shareholder approval, and certification requirements are met); (b) commissions;
(c) payments from certain tax-qualified retirement plans; (d) health and other fringe benefits that are reasonably believed to be excludable from gross income; and (e) compensation payable under a binding written contract in effect February 17, 1993.

  The new deduction limitation has no effect on the Company's ability to deduct payments made (or deemed made for tax purposes) in fiscal 1994 to the named executive officers listed in the Summary Compensation Table. The new limitation, however, could affect the ability of the Company and its subsidiaries to deduct compensation paid to such officers in fiscal 1995 and subsequent years. The Company intends to take appropriate action to comply with Act so that deductions will be available to it for all compensation paid to its executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In respect of deliberations concerning executive officers compensation, all members of the Board of Directors participated in its deliberations, except that Mr. Puskar did not participate in votes concerning his compensation, and all members of the Executive Bonus and Stock Option Committees participated in their respective deliberations. Messrs. Puskar, Barnett and Todd are executive officers of the Company. Mr. Smiley is Secretary of the Company.

  There are no interlocking relationships, as defined in the regulations of the Securities and Exchange Commission, involving members of the Board of Directors, or its Executive Bonus or Stock Option Committees.

EMPLOYMENT CONTRACT AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Company entered into an employment contract with Mr. Puskar on April 28,1983 which specifies his respective duties and provides for ordinary insurance and health benefits as provided for the Company's salaried employees. This employment contract originally called for a term expiring on March 31, 1988, and since this date has been continued on a year- to-year basis subject to termination by either the Company or the executive at anytime. Salary and bonuses under this employment contract are as determined by the Company's Board of Directors. Mr. Puskar's employment contract provides for continued payments of salary for a period of one year following any termination of his employment contract by the Company. The Salary Continuation Plan referred to in footnote 2 to the Summary Compensation Table provides for the payment of post-retirement compensation pursuant to agreements with key employees, including executive officers, over a period not exceeding fifteen years commencing at retirement. The amounts accrued for executive officers in fiscal 1994 are identified in footnote 2 to the Summary Compensation Table. The Company has no other compensatory plan or arrangements resulting from the resignation, retirement or other termination (including any termination or change in responsibility following a change-in-control) of an executive officer's employment with the Company or its subsidiaries.

PERFORMANCE GRAPH

 COMPARING FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG MYLAN
LABORATORIES INC., S&P 500 COMPOSITE INDEX AND DOW JONES
PHARMACEUTICAL INDEX

  Set forth below is a performance graph comparing the cumulative total returns (assuming reinvestment of dividends) for the five years ended March 31, 1994 of $100 invested March 31, 1989 in each of the Company's Common Stock, the Standard & Poor's 500 Composite Index and the Dow Jones Pharmaceutical Index.


                              GRAPHIC NO. 1

DATE     Mylan Labs Inc.        S&P 500      DJ Pharmaceuticals
1989       100.00               100.00          100.00
1990       234.00               119.00          125.00
1991       321.00               136.00          185.00
1992       456.00               152.00          211.00
1993       701.00               174.00          175.00
1994       426.00               177.00          160.00

                    SUMMARY COMPENSATION TABLE

  The following table sets forth information regarding the compensation paid by the Company and its subsidiary in the past three fiscal years to the Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive
Officer who were serving as executive officers at the end of such years:





                                                                            Long-term Compensation
                                          Annual Compensation            ----------------------------
Name and                                  -------------------           Options/         All Other
Principal              Fiscal year        Salary      Bonus             SARs(1)       Compensation(2)
Position              Ended March 31       ($)         ($)                 (#)              ($)
- - --------              --------------      ------     ------             -------       ---------------
Roy Mc Knight,             1994          369,248(3)    -0-                 -0-            403,459(3)
Chairman of the Board,     1993          600,000    1,400,000            200,000          453,192
Chief Executive Officer,   1992          225,000      375,000              -0-            346,200
and Director

Milan Puskar,              1994          700,000      400,000              -0-           172,100
Chairman of the Board,     1993          700,000    1,400,000           200,000          481,200
C.E.O., President and      1992          300,000      400,000              -0-           404,600
Director

Dana G. Barnett,           1994          150,000(4)     -0-(4)             -0-            93,200
Executive Vice             1993          150,000(4)     -0-(4)          100,000          179,100
President and Director     1992          150,000(4)     -0-(4)             -0-           151,200

C. B. Todd,                1994          150,000       250,000             -0-           318,700
Senior Vice President      1993          150,000       200,000          100,000          310,700
and Director               1992          150,000       150,000             -0-           261,500

Roderick P. Jackson,       1994          150,000       250,000             -0-            65,100
Senior Vice President      1993          124,600       200,000          200,000           37,800
                           1992          100,000       100,000             -0-            30,200

Louis J. DeBone,           1994          100,000       200,000             -0-            38,000
Vice President             1993          100,000       150,000           50,000           35,000
                           1992          100,000       100,000             -0-            28,900

- - --------
(1) The Company does not have an SAR program.
(2) This column includes (i) the Company's contributions to the Employees Profit Sharing Plan (ii) the amounts accrued by the Company under the Salary Continuation Plan and (iii) life insurance premiums paid by the Company for Mr. McKnight. During fiscal 1994: contributions to the Employees Profit Sharing Plan were made in the amount of $24,600 for each of Messrs. McKnight, Puskar, Todd, Jackson and DeBone and $15,600 for Mr.Barnett; amounts were accrued under the Salary Continuation Plan of $311,300, $147,500, $77,600, $294,100, $40,500
and $13,400 for Messrs. McKnight,Puskar, Barnett, Todd, Jackson and DeBone, respectively; and $67,559 of life insurance premiums were paid by the Company for Mr. McKnight pursuant to a split-dollar life insurance agreement dated as of April 2,1992 with a trust established by Roy McKnight. Neither Mr. McKnight nor the trust has any interest in the cash surrender value of the insurance policies subject to that agreement.
(3) Mr. McKnight died on November 6, 1993 and the compensation set forth above is through the date of his death. Mr. Puskar succeeded him as Chairman of the Board and C.E.O.
(4) The amounts for Mr. Barnett exclude payments made by Somerset Pharmaceuticals, Inc., a non- consolidated subsidiary.

          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                 AND FY-END OPTION/SAR OPTIONS (1)

  The following table sets forth information in respect of exercises by the named executive officers of stock options granted to, and unexercised options held by, such officers at March 31, 1994. All such options were granted under the Company's 1986 Incentive Stock
Option Plan, as amended.

                                                    NUMBER OF             VALUE OF
                                                   UNEXERCISED           IN-THE-MONEY
                                                    OPTIONS AT           OPTIONS AT
                       SHARES      VALUE         FISCAL YEAR ENDED     FISCAL YEAR ENDED
                      ACQUIRED    REALIZED         MARCH 31, 1994        MARCH31, 1994(2)
NAME                    (#)         ($)                (#)                   ($)
- - ----                  --------    --------       -----------------      ------------------
Dana G. Barnett         -0-         -0-              100,000                 -0-
C. B. Todd              -0-         -0-              100,000                 -0-
Roderick P. Jackson     -0-         -0-              100,000                 -0-
Louis DeBone            -0-         -0-               50,000                 -0-

- - --------






















(1) The Company does not have an SAR program.

(2) All options were exercisable at $18.00 per share. The closing price on March 31, 1994 on the New York Stock Exchange was $17.50 per share.

                         SECURITY OWNERSHIP

  The following table sets forth information as of April 30, 1994 regarding the amount and nature of Common Stock ownership by all directors and named executive officers and all directors and executive officers as a group:


                                          SHARES
                                       BENEFICIALLY
                                          OWNED(1)     PERCENT
       NAME                                 (#)       OF CLASS
       ----                            ------------   --------

       Milan Puskar                     1,766,667       2.23
       Dana G. Barnett                     41,714        .05
       Laurence S. DeLynn                 240,000        .30
       John C. Gaisford, M.D.               2,400        .00
       Richard A. Graciano                127,985        .16
       Robert W. Smiley, Esq.              93,400        .12
       C. B. Todd                         184,743        .23
       Roderick P. Jackson                 36,000        .05
       Louis J. DeBone                     20,000        .03
       All directors and executive
       officers as a group(2)           3,425,809(2)    4.32%
- - --------
(1) In each case, the director or officer has sole or shared direct beneficial ownership of the shares.
(2) Includes 515,400 unissued shares under option. Excludes 400 shares held by the wife of a certain director of which shares the director disclaims beneficial ownership.

  As of April 30, 1994, to the best of the Company's knowledge,no one person or group beneficially owned more than 5% of the outstanding Common Stock.

                          INDEPENDENT AUDITORS

  The Board of Directors has recommended that Deloitte & Touche be elected by the shareholders to act as auditors of the Company for the current fiscal year. Proxies received in the accompanying form will be so voted unless other specification is made. The affirmative votes of a majority of the shares of Common Stock present and voting (in person or by proxy) are required to adopt the proposal.
  The Company's financial statements for fiscal 1994 were examined by Deloitte & Touche. In connection with the examination of the financial statements, Deloitte & Touche also reviewed the Company's annual report to shareholders and its filings with the Securities and Exchange Commission.

  It is expected that a representative of Deloitte & Touche will be present at the annual meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                     1995 SHAREHOLDER PROPOSALS

  To be considered for inclusion in the Company's proxy statement for the 1995 annual meeting, shareholder proposals must be received by the Company at its principal executive offices not later than January 20, 1995.

                            OTHER MATTERS

  The Board of Directors does not know of any matters to be presented at the annual meeting other than those discussed above. If other matters should properly come before the meeting, shares in respect of which properly executed proxies are received will be voted on such matters in accordance with the judgment of the persons named in such proxies. The cost of the solicitation of proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may solicit proxies in person or by telephone.

  UPON WRITTEN REQUEST TO THE UNDERSIGNED SECRETARY (AT THE ADDRESS SPECIFIED ON PAGE 1) BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED HEREBY, THE COMPANY WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1994 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT CHARGE TO THE SHAREHOLDER REQUESTING SAME.

                                  By Order of the Board of Directors,

                                  Robert W. Smiley,Secretary

                    Graphics Appendix List
Page Where
Graphic
Appears             Description of Graphic or Cross reference
- - --------------------------------------------------------------

Page 6 Graphic No. 1 is a performance graph showing a comparison of the cumulative total return among Mylan Laboratories Inc., the S&P 500, and the DJ Pharmaceuticals for the period beginning 1989 and ending 1994, pursuant to Regulation S-K 402(l). The underlying data is setforth on page 6.

MYLAN LABORATORIES INC.

Proxy for the Annual Meeting of Shareholders June 29,1994

     The undersigned hereby appoints MILAN PUSKAR and ROBERT W. SMILEY, and each with full power to act without the other, as proxies, with full power of substitution, for and in the name of the undersigned to vote and act with respect to all shares of common stock of MYLAN LABORATORIES INC. (the "Company") standing in the name of the undersigned on April 30,1994 or with respect to which the undersiged is entitled to vote and act, at the Annual Meeting of Shareholders of the Company to be held June 29, 1994 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, and particularly, but without limiting the generality of the foregoing:

          THIS PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
          ----------------------------------------------------

1. Election of Directors
Nominees:  M.Puskar,  D. Barnett,  L. DeLynn,  J. Gaisford,
           R. Graciano,  R. Smiley,  C.B. Todd
                    / / FOR   / / WITHHELD
/ / FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S)
______________________________________________________

2. The election of Deloitte & Touche as independent auditors.

          / /  FOR     / / AGAINST   / / ABSTAIN

3. To vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

          / /  FOR    / / AGAINST   / / ABSTAIN

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, THIS PROXY WILL BE
VOTED FOR ITEMS 1 AND 2 IF NO CHOICE IS SPECIFIED.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote or act at said meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, or any of them may lawfully do by virtue hereof. Receipt is hereby acknowledged of the notice of annual meeting and proxy statement of the Company, dated May 18, 1994.

PLEASE DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

Signature(s)___________________________________ DATE_____________

Note: Please sign exactly as your name appears hereon. When signing as Attorney, Executor, Administrator, Trustee, etc., or as Officer of a Corporation, please give your full title as such.
For joint accounts, each joint owner should sign.

                                             May 20,1994





Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549

Re: Mylan Laboratories Inc.
    Proxy Statement for Annual Meeting


Ladies and Gentlemen:

     On behalf of Mylan Laboratories Incorporated, a Pennsylvania corporation, enclosed for filing please find the definitive copy of the Company's Notice of Annual Meeting,Proxy Statement and Proxy Card for its 1994 Annual Meeting of Shareholders. The $125 filing fee has been paid.

     Pursuant to Rule 901 (d) (2) of Regulation S-T, a paper copy of this EDGAR filing will be filed with the Commission.

     Should you have any questions regarding this filing, please do not hesitate to contact the undersigned (412-232-0100) or Brad
Zukowski (412-232-0100) of this office.

                                   Sincerely yours,



                                   Patricia Sunseri